EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated March 5, 2006 relating to the consolidated financial statements of Gulf Coast Oil & Gas, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.





/s/ Pollard - Kelley Auditing Services, Inc.
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Fairlawn, Ohio




June 7, 2006